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                                                                      EXHIBIT 21

                                MDT CORPORATION
                             List of Subsidiaries
                             --------------------



        MDT Biologic Company, a Delaware corporation.

        MDT Diagnostic Company, a Delaware corporation.

        MDT Canada Limited, an Ontario Canada corporation.

        MDT Asia Limited, a Hong Kong corporation.

        MDT International Limited, a Greece corporation.

        MDT Technionic Company, a Delaware corporation.